Exhibit 99.1

ARALEZ Reports FOURTH quarter and full-year 2016 financial results

-4Q16 Net Revenues Increased to $20 Million Versus $6 Million in the Comparable Period of 2015-

-Full-Year Net Revenues Increased to $54.3 Million Versus $21.4 Million in the Comparable Period of 2015-

-Provides 2017 Full-Year Guidance-

Mississauga, Ontario — March 13, 2017 — Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) (Aralez or the Company) today announced financial results for the fourth quarter and full-year ended December 31, 2016. The Company also highlighted certain recent corporate and commercial achievements. All figures are in U.S. dollars.

Recent Corporate Updates:

•

On January 10, 2017, the United States Patent and Trademark Office issued Patent number 9,539,214 entitled "Compositions and Methods for Delivery of Omeprazole Plus Acetylsalicylic Acid" that covers Yosprala (aspirin and omeprazole) in the U.S., which will expire in late 2032 with possible patent term adjustment into early 2033. There is now a total of four patents that cover Yosprala in the FDA's Approved Drug Products with Therapeutic Equivalence Evaluations, also known as the Orange Book.

•

On January 9, 2017, the Company submitted a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) for its investigational candidate, PA10040, currently marketed under the brand name Yosprala in the U.S., for the secondary prevention of cardiovascular disease in patients at risk for aspirin-induced gastric ulcers.

•

The Company made significant progress securing payor commitments to broaden reimbursement for Yosprala by entering into rebate agreements with two large pharmacy benefit managers to reduce access barriers, which secured formulary status for Yosprala in the U.S. The Company estimates that approximately 80 percent of commercial lives are now covered on National Plans.

•

On December 19, 2016, the Company announced the Canadian commercial launch of Blexten™ (Bilastine 20 mg oral tablet) for the treatment of the symptoms of Seasonal Allergic Rhinitis (SAR) and Chronic Spontaneous Urticaria (CSU) (such as itchiness and hives), which is being distributed by Tribute Pharmaceuticals Canada Inc. (Tribute), a subsidiary of the Company.

“Over the past year, we have made substantial progress toward achieving our initial strategic priorities and have executed well against the expectations that we set in the early part of last year,” said Adrian Adams, Chief Executive Officer of Aralez. “2016 was both a foundational and transformational year for Aralez that included the FDA approval and U.S. commercial launch of Yosprala in addition to completing two product acquisitions that further established our anchor therapeutic position in cardiovascular disease. Looking at 2017, there are three areas of executional focus aimed at driving growth – commercial execution with Yosprala and Zontivity, disciplined financial execution and opportunistic execution on the business development front.  We are excited about the opportunity with Zontivity and plan to re-launch the product in June 2017. We look forward to further transforming Aralez in 2017 and in years to come.”

Fourth Quarter 2016 Financial Results

On October 31, 2016, the Company completed its acquisition of the U.S. rights to Toprol-XL and its currently marketed Authorized Generic (AG). The accompanying financial information for the three months ended December 31, 2016 includes the revenues from Toprol-XL and its AG from the date of its acquisition through December 31, 2016.

The financial information for the three months and year ended December 31, 2015 reflects only the results of the Company’s predecessor company, POZEN Inc. (Pozen).

Total net revenues for the three months ended December 31, 2016 were $20.0 million compared to $6.0 million for the three months ended December 31, 2015. Net product revenues of $6.4 million for the three months ended December 31, 2016 primarily represent revenues from products acquired through the Tribute Acquisition described below.  There were no product revenues for the three months ended December 31, 2015 as the acquisition of Tribute occurred in February 2016.  Other revenues of $13.6 million for the three months ended December 31, 2016 were comprised of net revenues of $8.6 million from the acquisitions of Toprol-XL (and its AG) and Zontivity, which are recorded net of related cost of product revenues and fees paid during the respective transition service periods, and VIMOVO royalties of $5.0 million. Other revenues of $6.0 million for the three months ended December 31, 2015 were comprised solely of VIMOVO royalties.

For the three months ended December 31, 2016 there was $6.8 million of amortization of intangible assets acquired through the acquisitions of Tribute, Zontivity and the Toprol-XL franchise and $4.4 million of impairment charges of intangible assets acquired through the Tribute Acquisition.  There was no amortization of intangible assets or impairment charges for the three months ended December 31, 2015.

GAAP selling, general and administrative (SG&A) expenses were $32.9 million for the three months ended December 31, 2016 compared to $16.7 million for the three months ended December 31, 2015. The increase in SG&A expenses was primarily driven by increased commercialization costs incurred in the U.S., predominantly related to the launch of Yosprala in October 2016, costs to support the build out of the Aralez global corporate structure, continuing operational expenses in Canada, product acquisition-related expenses and higher share based compensation expenses. The increase in expenses was partially offset by a decrease in transaction fees compared to the three months ended December 31, 2015.

GAAP research and development (R&D) expenses for the three months ended December 31, 2016 were $0.9 million compared to $3.4 million for the three months ended December 31, 2015. The decrease in R&D expenses was primarily driven by greater costs incurred related to Yosprala in 2015.

Non-GAAP SG&A expenses, which represent the Company’s ongoing cash-based operating expenses and exclude transaction fees, severance and retention, product acquisition-related expenses and share-based compensation expense, were $27.9 million for the three months ended December 31,  2016 compared to $10.9 million for the three months ended December 31,  2015. The increase in non-GAAP SG&A expenses was primarily driven by commercialization costs incurred related to the launch of Yosprala, expenses incurred to support the build out of the Aralez global corporate structure and continuing operational expenses in Canada.

Non-GAAP R&D expenses, which exclude severance and retention and share-based compensation expense, were $0.9 million for the three months ended December 31, 2016 compared to $3.0 million for the three months ended December 31, 2015. The decrease in non-GAAP R&D expenses was primarily driven by costs incurred related to Yosprala in 2015.

For the three months ended December 31, 2016, interest expense of $4.7 million was from the borrowing of $200 million under the Company’s credit facility in the fourth quarter of 2016 pursuant to the acquisitions of Zontivity and the Toprol-XL franchise and $75 million convertible notes.  There was no interest expense for the three months ended December 31, 2015.

GAAP net loss for the three months ended December 31, 2016 was $31.1 million, or $0.48 loss per share on a fully diluted basis, compared to a net loss of $13.3 million, or $0.40 loss per share on a fully diluted basis, for the three months ended December 31, 2015.

Full-Year 2016 Financial Results

On February 5, 2016, the Company completed its acquisition of Tribute (the “Tribute Acquisition”). The accompanying financial information for the year ended December 31, 2016 includes the operations of Tribute from the date of the Tribute Acquisition through December 31, 2016.

On September 6, 2016, the Company completed its acquisition of the U.S. and Canadian rights to Zontivity. The accompanying financial information for the year ended December 31, 2016 includes the revenues from Zontivity from the date of its acquisition through December 31, 2016.

On October 31, 2016, the Company completed its acquisition of the U.S. rights to Toprol-XL and its currently marketed Authorized Generic (AG). The accompanying financial information for the year ended December 31, 2016 includes the revenues from Toprol-XL and its AG from the date of its acquisition through December 31, 2016.

Total revenues for the year ended December 31, 2016 were $54.3 million compared to $21.4 million for the year ended December 31, 2015. Net product revenues of $25.4 million for the year ended December 31, 2016 primarily related to the product portfolio acquired with the acquisition of Tribute. There were no product revenues for the year ended December 31, 2015 as the acquisition of Tribute occurred in February 2016.  Other revenues of $28.8 million for the year ended December 31, 2016 were comprised of net revenues of $8.8 million from the acquisitions of Toprol-XL (and its AG) and Zontivity, which are recorded net of related cost of product revenues and fees paid during the respective transition service periods, and VIMOVO royalties of $20.0 million.  Other revenues of $21.4 million for the year ended December 31, 2015 were comprised solely of VIMOVO royalties.

For the year ended December 31, 2016 there was $12.6 million of amortization of intangible assets acquired through the acquisitions of Tribute, Zontivity and the Toprol-XL franchise and $4.4 million of impairment charges of intangible assets acquired through the Tribute acquisition.  There was no amortization of intangible assets or impairment charges for the year ended December 31, 2015.

GAAP SG&A expenses were $118.5 million for the year ended December 31, 2016 compared to $50.3 million for the year ended December 31, 2015. The increase in SG&A expenses was primarily driven by increased commercialization costs incurred in the U.S., predominantly related to the launch of Yosprala in October 2016, costs to support the build out of the Aralez global corporate structure, continued operational expenses in Canada,  excise tax equalization payments and product acquisition-related expenses. The increase in expenses was partially offset by a decrease in severance and retention expenses compared to the year ended December 31, 2015.

GAAP R&D expenses for the year ended December 31, 2016 were $8.8 million compared to $8.5 million for the year ended December 31, 2015.

Non-GAAP SG&A expenses, which represent the Company’s ongoing cash-based operating expenses and exclude transaction fees, severance and retention, product acquisition-related expenses, excise tax equalization payments and share-based compensation expense, were $81.6 million for the year ended December 31,  2016 compared to $24.6 million for the year ended December 31,  2015. The increase in non-GAAP SG&A expenses was primarily driven by commercialization costs incurred related to the launch of Yosprala, expenses incurred to support the build out of the Aralez global corporate structure and continuing operational expenses in Canada.

Non-GAAP R&D expenses, which exclude severance and retention and share-based compensation expense, were $8.1 million for the year ended December 31, 2016 compared to $7.7 million for the year ended December 31, 2015.

Interest expense was $6.1 million for the year ended December 31, 2016, primarily attributable to the borrowing of $200 million under the Company’s credit facility pursuant to the acquisitions of Zontivity and the Toprol-XL franchise and $75 million convertible notes.  There was no interest expense for the year ended December 31, 2015.

Other income increased $5.8 million for the year ended December 31, 2016 compared to the year ended December 31, 2015, which principally related to a $4.7 million change in the fair value of the warrants liability acquired from Tribute during the period.

GAAP net loss for the year ended December 31, 2016 was $103.0 million, or $1.74 loss per share on a fully diluted basis, compared to net loss for the year ended December 31, 2015 of $37.8 million, or $1.16 loss per share on a fully diluted basis.

Balance Sheet

As of December 31, 2016, approximately 65.6 million of the Company’s common shares were issued and outstanding and the Company had cash and cash equivalents of approximately $64.9 million. In conjunction with the Tribute Acquisition, on February 5, 2016, the Company issued $75 million aggregate principal of senior secured convertible notes. On October 31, 2016, the Company drew down $25 million under its existing credit facility with affiliates of Deerfield Management (Deerfield) to replenish the $25 million upfront cash payment the Company previously made in connection with the September 2016 Zontivity acquisition and drew down an additional $175 million to finance the upfront cash closing payment for the acquisition of Toprol-XL (and its AG). Deerfield has also agreed to provide Aralez access to up to an additional $250 million in capital to fund future mutually agreeable transactions.

2017 Financial Guidance

Aralez’s estimates are based on projected results of the Company for the year ending December 31, 2017 and reflect management’s current beliefs and expectations about, among other things, prescription trends, competition, pricing levels, inventory levels, and anticipated future events. The Company’s guidance on Adjusted EBITDA includes, among other things, costs to support the commercialization efforts with respect to Yosprala, Zontivity (planned to be re-launched in June 2017) and the Canadian product portfolio as well as costs to support the global corporate structure. It excludes share-based compensation expense and certain discrete costs, including merger and product acquisition-related expenses.  See “Use of Non-GAAP Financial Measures” below.

For the year ending December 31, 2017, assuming, among other factors more particularly set out in “Cautionary Note Regarding Forward-Looking Statements” below, the Company currently expects:

•	2017 net revenues to be in a range of $80 million to $100 million; and
•	2017 Adjusted EBITDA to be in a range of $(25) million to $(10) million.

See the table below for a comparison of the Company’s 2016 actual performance to the 2017 guidance:

Measure	2017 Guidance	2016 Actual
Net Revenues	$80 million to $100 million	$54.3 million
Adjusted EBITDA	$(25) million to $(10) million	$(46.7) million

Fourth Quarter Results Webcast

Aralez will host a webcast this morning, March 13, 2017 at 9:00 a.m. ET to present fourth quarter 2016 results. The webcast can be accessed live and will be available for replay at www.aralez.com.

Conference Call Details

Date: Monday, March 13, 2017

Time: 9:00 a.m. ET

Dial-in (U.S.): 877-407-8037

Dial-in (International): 201-689-8037

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ and TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular, pain and other specialty areas. Aralez’s Global Headquarters is in Mississauga, Ontario, Canada, its U.S. Headquarters is in Princeton, New Jersey and the Ireland Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures, including non-GAAP SG&A expenses, non-GAAP R&D expenses (as defined above) and Adjusted EBITDA (as defined below). These non-GAAP financial measures exclude certain amounts, expenses or income, from financial measures determined in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Adjusted EBITDA for the Company is defined as net income (loss) before income taxes, interest expense and financing costs, depreciation and amortization, stock-based compensation and gains or losses related to warrants, restructuring costs, retention costs, impact of an acquisition of a business or product, including transaction related expenses, acquired in-process R&D, and tax equalization payments, interest income, the impact of changes in foreign currency rates, asset impairment charges, losses or gains on sale of assets, losses or gains on extinguishment or modification of debt and the impact of a sale or disposition of a business or product, including discontinued operations.

Management believes this non-GAAP information is useful for investors, taken in conjunction with GAAP financial statements, because it provides greater transparency regarding the Company’s operating performance by excluding (i) non-cash expenses that are substantially dependent on changes in the market price of our common shares, and (ii) discrete items, such as merger and acquisition-related costs, including transaction fees, and severance and retention expenses, that may not be consistently recurring. Management uses these measures, among other factors, to assess and analyze operational results and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding an additional U.S. patent for Yosprala which will expire in late 2032 with possible patent term adjustment into early 2033, significant progress securing payor commitments to broaden reimbursement for Yosprala and reduce access barriers, estimates that approximately  80% of commercial lives are now covered on National Plans for Yosprala, substantial progress towards achieving initial strategic priorities, three areas of  executional focus aimed at driving growth, including commercial execution with Yosprala and Zontivity, disciplined financial execution and opportunistic execution on the business development front, the opportunity with Zontivity and plans to re-launch the product in June 2017, further transforming Aralez in 2017 and in years to come, access to up to an additional $250 million in capital from Deerfield to fund future mutually agreeable acquisitions, our ability to successfully identify, execute and consummate business or product opportunities or acquisitions, prospective products or product approvals, the outlook for the Company’s future business and financial performance, including our 2017 guidance on Adjusted EBITDA and net revenues, our strategies, plans, objectives, goals, prospects, future performance or results of current and anticipated products, and other statements that are not historical facts, and such statements are typically identified by use of terms such as “may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those estimates and assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements. Material factors, risks or assumptions that were applied or taken into account in providing financial guidance for the year ending December 31, 2017, including with respect to the statements that Aralez’s net revenues are expected to be in the range of $80 million to $100 million and Adjusted EBITDA is expected to be in the range of $(25) million to $(10) million include, but are not limited to, (i) successfully integrating Zontivity and

Toprol-XL and its AG, (ii) expected costs to support the commercialization efforts with respect to Yosprala, Zontivity (planned to be re-launched in 2017) and the Canadian product portfolio as well as expected costs to support the global corporate structure, (iii) the exclusion of any impact from additional potential strategic business transactions, such as mergers, acquisitions, divestures, or financings that may be consummated, (iv) an increase in prescription trends and revenues for both Yosprala and Zontivity in 2017 relative to 2016, (v) with respect to Toprol-XL and its AG, risks related to price erosion and/or further competition, which could also impact Toprol-XL’s Veterans Administration business, (vi) our ability to source and qualify suppliers for our drugs, including for Yosprala, (vii) our ability to mitigate legal and regulatory risks and uncertainties, including ongoing litigation related to Vimovo and Yosprala, that may negatively impact our expectations regarding our products and product candidates, (viii) future performance of our commercialization partners being in line with our expectations and the impact such performance is anticipated to have being consistent with our expectations with respect to our revenue projections, (ix) currency rates remaining at or near current levels for the remainder of fiscal 2017, (x) ongoing operational activities to manage expenses and improve profitability; and (xi) prescription trends, competition, pricing levels, inventory, and the anticipated timing of future product launches and events remaining in line with management's current beliefs. Readers are cautioned that actual future operating results and economic performance of the Company, including with respect to our net revenues and Adjusted EBITDA for the year ending December 31, 2017, are subject to a number of risks and uncertainties, including, among other things, those described below, and could differ materially from what is currently expected as set out in this press release.

In addition, our operations and 2017 financial guidance involve risks and uncertainties, many of which are outside of our control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, our inability to build, acquire or contract with a sales force of sufficient scale for the commercialization of our products in a timely and cost-effective manner; our failure to successfully commercialize our products and product candidates; competition, including increased generic competition; costs and delays in the development and/or approval of our product candidates (including Yosprala in the EU), including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of our product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; with respect to certain products, dependence on reimbursement from third-party payors and the possibility of a failure to obtain coverage or reduction in the extent of reimbursement; the inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on AstraZeneca AB and Horizon Pharma USA, Inc. for the sales and marketing of VIMOVO, our dependence on Patheon Pharmaceuticals Inc. for the manufacture of Yosprala, our dependence on Schering-Plough (Ireland) Company for the supply of Zontivity and our dependence on AstraZeneca AB for the manufacture and supply of Toprol-XL and its AG;  our dependence on maintaining and renewing contracts with customers, distributors and other counterparties (certain of which are currently under negotiation), including our inability to renew existing contracts on favorable terms, and the risks that we may not be able to maintain our existing terms with certain customers, distributors and other counterparties; our ability to protect our intellectual property and defend our patents; regulatory obligations and oversight; failure to successfully identify, execute, integrate, maintain and realize expected benefits from new acquisitions, such as the acquisitions of Tribute, Zontivity and Toprol-XL and its AG; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in laws and regulations, including tax laws and unanticipated tax liabilities and regulations regarding the pricing of pharmaceutical products; risks related to our financing; general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission (SEC) filings and reports and Canadian securities law filings, including in our Annual Report on Form 10-K for the year ended December 31, 2016, which will be available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in our future reports filed with the SEC and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Aralez Pharmaceuticals US Inc. Contact:

Nichol L. Ochsner

Executive Director, Investor Relations & Corporate Communications

732-754-2545

nochsner@aralez.com

Financial Tables to Follow

ARALEZ PHARMACEUTICALS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(Unaudited)
Revenues:
Product revenues, net	$6,434	$—	$25,432	$—
Other revenues	13,573	5,966	28,838	21,391
Total revenues, net	20,007	5,966	54,270	21,391
Costs and expenses:
Cost of product revenues (exclusive of amortization shown separately below)	2,505	—	11,765	—
Change in fair value of contingent consideration	750	—	750
Amortization of intangible assets	6,767	—	12,591	—
Impairment of intangible assets	4,368	—	4,368
Selling, general and administrative	32,913	16,683	118,548	50,345
Research and development	909	3,420	8,832	8,512
Total costs and expenses	48,212	20,103	156,854	58,857
Loss from operations	(28,205)	(14,137)	(102,584)	(37,466)
Interest expense	(4,746)	—	(6,141)	—
Other income (expense), net	1,329	10	5,683	(143)
Loss before income taxes	(31,622)	(14,127)	(103,042)	(37,609)
(Benefit from) provision for income taxes	(506)	(800)	(64)	174
Net loss	$(31,116)	$(13,327)	$(102,978)	$(37,783)

Basic net loss per common share	$(0.48)	$(0.40)	$(1.67)	$(1.16)
Diluted net loss per common share	$(0.48)	$(0.40)	$(1.74)	$(1.16)
Shares used in computing basic net loss per common share	65,501,052	32,930,106	61,830,967	32,589,795
Shares used in computing diluted net loss per common share	65,501,424	32,930,106	61,883,016	32,589,795

ARALEZ PHARMACEUTICALS INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$64,943	$24,816
Accounts receivable, net	20,405	5,966
Inventory	4,548	—
Prepaid expenses and other current assets	2,435	1,225
Property and equipment, net	7,316	251
Goodwill	76,694	—
Other intangible assets, net	340,194	—
Other long-term assets	842	—
Total assets	$517,377	$32,258

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$8,833	$4,557
Accrued expenses	32,141	11,932
Short-term contingent consideration	10,430	—
Other current liabilities	5,870	—
Long-term debt	274,441	—
Deferred tax liability	3,273	—
Long-term contingent consideration	60,685	—
Other long-term liabilities	2,218	986
Total liabilities	397,891	17,475
Total shareholders’ equity	119,486	14,783
Total liabilities and shareholders’ equity	$517,377	$32,258

ARALEZ PHARMACEUTICALS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited; in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP selling, general and administrative expenses:	$32,913	$16,683	$118,548	$50,345
Share-based compensation expense	(2,662)	(1,306)	(11,537)	(6,870)
Retention and severance	(535)	(1,053)	(2,909)	(7,388)
Transaction fees	(217)	(3,375)	(7,850)	(11,491)
Product acquisition-related expenses	(1,616)	—	(2,596)	—
Excise tax equalization payments	—	—	(12,043)	—
Non-GAAP selling, general and administrative expenses	$27,883	$10,949	$81,613	$24,596

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP research and development expenses:	$909	$3,420	$8,832	$8,512
Share-based compensation expense	(1)	(64)	(328)	(173)
Retention and severance	—	(319)	(451)	(676)
Non-GAAP research and development expenses	$908	$3,037	$8,053	$7,663

ARALEZ PHARMACEUTICALS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited; in thousands)

	2016 Actual	2017 Guidance Range
		Low End	High End
	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2017

GAAP net loss	$(102,978)	$(115,000)	$(90,000)
Share-based compensation expense	11,865	15,000	13,500
Retention and severance	3,360	1,500	500
Depreciation and amortization expense	12,968	33,500	31,000
Interest expense	6,141	26,900	26,900
Change in fair value of contingent consideration	750	7,500	6,000
Change in fair value of warrant liability	(4,744)	—	—
Impairment of intangible assets	4,368	—	—
Transaction related expenses	10,446	600	100
Excise tax equalization payments	12,043	—	—
Other	(899)	—	—
Income tax (benefit) provision	(64)	5,000	2,000
Adjusted EBITDA	$(46,744)	$(25,000)	$(10,000)